Exhibit 99.1

PRESS RELEASE

Nexia Holdings, Inc.
FOR MORE INFORMATION, CONTACT:
Richard Surber, President
801-575-8073 Fax: 801-575-8092
or email hudconsult@aol.com
OTC Bulletin Board Symbol NEXH

Nexia Subsidiary Closes Real Estate Sale For $1.86 Million

Salt Lake City, Utah April 21, 2005 -Nexia Holdings, Inc. (OTCBB: NEXH) announced today that its subsidiary, West Jordan Real Estate Holdings, Inc., closed yesterday on the sale of its 70,000 sq ft. shopping center for $1.86 million. The property was purchased for $799,000 in 1999. The property's current book value is $909,500 which is its depreciated cost basis plus improvements. At closing, Nexia realized a net profit of $ 849,166 from the closing that took place yesterday.

Nexia is a high risk, volatile investment. Investors should not invest any monies which they cannot afford to lose. Additionally, Nexia strongly encourages the public to read the above information in conjunction with its Form 10KSB for December 31, 2003 and its September 31, 2004 Form 10QSB. Nexia's disclosures can be viewed at www.sec.gov or visit www.nexiaholdings.com.